Exhibit 99.1

CONTACT INFORMATION:

FOR IMMEDIATE RELEASE	David Mutryn
Director of Investor Relations
703.502.7731
david_mutryn@sra.com

SRA Announces Financial Results for

Fourth Quarter and Fiscal Year 2010

•	Revenue of $425 million in Q4, $1.667 billion in FY 2010

•	Diluted EPS of $0.36 in Q4, up $0.06 year over year

•	Operating cash flow of $59 million in Q4, $97 million in FY 2010

FAIRFAX, Va., August 11, 2010 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients, today announced operating results for the fourth quarter and fiscal year (FY) 2010, which ended June 30, 2010.

For the quarter, revenue was $424.6 million, up 5.6% from $402.0 million in the June 2009 quarter. Organic revenue growth for the same period was 4.8%. Operating income for the quarter was $33.9 million, for an operating margin of 8.0%. Net income was $20.9 million, for a net margin of 4.9%. Diluted earnings per share (DEPS) for the quarter were $0.36, up $0.06 year over year.

For the full fiscal year, revenue was $1.667 billion, up 8.2% from $1.541 billion in FY 2009. Organic revenue growth for the same period was 8.3%. Operating income for the year was $61.1 million, net income was $18.4 million, and DEPS were $0.32. Reported figures include several unusual items, including asset impairment charges of $61.3 million related to the Era business. Adjusted for the impact of these unusual items, operating income was $123.3 million, for an operating margin of 7.4%, net income was $75.8 million, and DEPS were $1.31, up $0.30 year over year.

A reconciliation between the adjusted results and the reported results is provided below.

SRA President and CEO Stan Sloane said, “We’re pleased to report financial results in the fourth quarter that exceed our prior guidance ranges. Our pipeline of opportunities continues to grow, and now includes a record $2.7 billion of pending bids. Our backlog of signed business orders has grown 10% year-over-year, providing a solid foundation for revenue growth in fiscal year 2011.”

Executive Vice President and CFO Rick Nadeau added, “We had a second consecutive quarter of strong cash flow from operations, driven by further improvement in days sales outstanding. We are focused on maintaining this high level of performance as we enter fiscal year 2011.”

Contract Awards

SRA won new business in the fourth quarter with potential value of $250 million, if all option years are exercised. In fiscal year 2010, SRA won new business with a total potential value of $2.35 billion, for a book to bill ratio of 1.4. As of June 30, 2010, the company’s backlog of signed business orders was $4.45 billion, up 10% year-over-year, and the funded portion of backlog was $772 million.

Major highlights of competitive contract awards in the quarter include:

•

Federal Aviation Administration (FAA). The company was awarded a contract to continue supporting the airport technology R&D technical/engineering support program. This single award indefinite delivery, indefinite quantity (IDIQ) contract is an important component of our work at the FAA, and has an estimated total dollar value of $57 million over five years.

SRA was also awarded several multiple-award, IDIQ contracts in the fourth quarter, which are not included in the company’s quarterly bookings figure, but are expected to drive growth over time. These include:

•

United States Special Operations Command (USSOCOM). The company won the Global Battlestaff and Program Support (GBPS) contract from USSOCOM at MacDill Air Force Base in Tampa, Fla. The multiple-award IDIQ contract has an estimated value of $1.5 billion over five years, if all options are exercised.

•

Department of Defense’s Defense Intelligence Agency (DIA). SRA was selected as one of six major awardees for the Solutions for the Information Technology Enterprise (SITE) program. The multiple-award IDIQ contract has a ceiling of $6.6 billion over five years, if all options are exercised.

Forward Guidance

The company is issuing initial revenue and earnings guidance for Fiscal Year 2011. The table below represents management’s current expectations about the company’s future financial performance, based on information available at this time. The forward guidance in this table includes the effect of the Sentech acquisition that closed in July, but does not include any effect for acquisitions or divestitures that SRA might make in the future. The guidance assumes that the FY 2011 diluted weighted-average shares outstanding is 58.0 million, excluding unvested restricted stock awards, and that the allocation of earnings to unvested restricted shares used in the calculation of diluted earnings per share is approximately 1.3% of net income.

Measure	Fiscal Year Ending June 30, 2011
Revenue	$1.77 billion to $1.82 billion
Diluted earnings per share	$1.36 to $1.44

Conference Call

SRA senior management will hold a conference call to discuss these operating results and forward guidance today at 5:00 PM Eastern. Interested parties may listen to the conference call by dialing 888-790-3103 (U.S./Canada) or 630-395-0282 (Other) with passcode 1256593. The conference call will be Webcast simultaneously through a link on the SRA Web site (www.sra.com/investors/). A replay of the conference call will be available approximately two hours after the conclusion of the call on August 11 through August 25 by dialing 888-568-0661 (U.S./Canada) or 203-369-3202 (Other) and entering passcode 1978.

About SRA International, Inc.

SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations and commercial clients serving the national security, civil government and global health markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as air surveillance and air traffic management; contract research organization (CRO) services; cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; logistics; public health preparedness; public safety; strategic management consulting; systems engineering; and wireless integration.

SRA and its subsidiaries employ more than 7,100 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of August 11, 2010. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 11, 2010.

# # #

Consolidated Statements of Operations (Unaudited)

(in thousands, except share amounts)

	Three Months Ended		Year Ended
	30-Jun-10	30-Jun-09	30-Jun-10	30-Jun-09
Revenue	$424,607	$401,950	$1,666,629	$1,540,556
Operating costs and expenses:
Cost of services (a)	317,286	300,235	1,260,216	1,152,465
Selling, general and administrative (a)	66,715	64,248	257,224	259,256
Depreciation and amortization	6,741	7,346	28,253	28,883
Impairment of goodwill and long-lived assets	—	1,138	61,315	1,138
Settlement of claims against Era sellers	—	—	(3,361)	—
Sale of Constella Futures Holding, LLC	—	—	1,889	(1,939)
Acquired in-process research and development	—	—	—	900

Total operating costs and expenses	390,742	372,967	1,605,536	1,440,703

Operating income	33,865	28,983	61,093	99,853
Interest expense	(169)	(694)	(1,306)	(5,526)
Interest income	464	431	1,855	2,283

Income before income taxes	34,160	28,720	61,642	96,610
Provision for income taxes	13,272	11,237	43,227	38,610

Net income	$20,888	$17,483	$18,415	$58,000

Earnings per share:
Basic	$0.36	$0.31	$0.32	$1.02

Diluted	$0.36	$0.30	$0.32	$1.01

(a)	Beginning in fiscal 2010, the Company reclassified the portion of rent and facility costs, as well as stock-based compensation expense related to employees who perform work directly for the Company’s clients from the caption “selling, general and administrative" expenses to the caption “cost of services.” All prior period balances have been reclassified to conform to the current period presentation. The impact of this reclassification on fiscal years 2005 through 2009 is disclosed in our Form 10-K.

Reconciliation Between Reported Net Income and Net Income used in the Calculation of Earnings Per Share (Unaudited)

(in thousands)

In accordance with Accounting Standards Codification (ASC) section 260 Earnings Per Share, we are required to allocate a portion of our earnings to any outstanding unvested restricted share awards that qualify as participating securities as defined in that standard. The Company's unvested restricted stock awards are excluded from both the basic and diluted weighted average shares outstanding. The adoption of this guidance reduced previously reported basic earnings per share for the year ended June 30, 2009 by one cent.

	Three Months Ended		Year Ended
	30-Jun-10	30-Jun-09	30-Jun-10	30-Jun-09
Net income, as reported	$20,888	$17,483	$18,415	$58,000
Less: allocation of earnings to unvested restricted shares	238	200	215	670

Net income for the computation of earnings per share	$20,650	$17,283	$18,200	$57,330

Basic weighted-average shares outstanding	56,867	56,332	56,721	56,316

Diluted weighted-average shares outstanding	57,498	56,737	57,259	56,823

Basic earnings per share	$0.36	$0.31	$0.32	$1.02

Diluted earnings per share	$0.36	$0.30	$0.32	$1.01

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	As of
	30-Jun-10	30-Jun-09
Current assets:
Cash and cash equivalents	$98,113	$74,683
Accounts receivable, net	354,825	356,261
Inventories, net	6,866	6,786
Prepaid expenses and other	25,752	37,707
Deferred income taxes	15,057	13,924

Total current assets	500,613	489,361
Property, plant and equipment, net	33,626	38,130
Goodwill	438,995	490,481
Identified intangibles, net	35,063	43,235
Deferred compensation trust	7,182	6,494
Other long-term assets	18,236	26,592

Total assets	$1,033,715	$1,094,293

Current liabilities:
Accounts payable and accrued expenses	$101,573	$137,443
Accrued payroll and employee benefits	123,617	111,296
Billings in excess of revenue recognized	17,023	16,598

Total current liabilities	242,213	265,337
Long-term debt	—	75,000
Deferred compensation liability	7,182	6,494
Deferred income taxes	7,280	—
Other long-term liabilities	5,477	5,842

Total liabilities	262,152	352,673

Stockholders’ equity	771,563	741,620

Total liabilities and stockholders’ equity	$1,033,715	$1,094,293

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	30-Jun-10	30-Jun-09	30-Jun-10	30-Jun-09
Cash flows from operating activities:
Net income	$20,888	$17,483	$18,415	$58,000

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,741	7,346	28,253	28,883
Stock-based compensation	2,272	2,206	9,032	10,660
Deferred income taxes	1,420	821	8,438	1,550
Impairment of goodwill and long-lived assets	—	1,138	61,315	1,138
Settlement of claims against Era sellers	—	—	(3,361)	—
Sale of Constella Futures Holding, LLC	—	—	1,889	(1,939)
Acquired in-process research and development	—	—	—	900
Gain realized from forward exchange contracts	(1,733)	—	(2,965)	—
Changes in assets and liabilities, net of the effect of acquisitions and divestitures	29,214	31,361	(24,316)	(8,556)

Net cash provided by operating activities	58,802	60,355	96,700	90,636

Cash flows from investing activities:
Capital expenditures	(3,220)	(4,206)	(13,366)	(15,057)
Payments to Spectrum Solutions Group, Inc. shareholders	—	(2,375)	—	(9,396)
Acquisitions, net of cash acquired	—	—	(8,611)	(132,275)
Proceeds from sale of Constella Futures Holding, LLC	—	—	—	14,320
Settlement of Era purchase price	—	—	12,500	—
Collections on note receivable	—	—	5,330	—
Proceeds from forward exchange contracts	1,733	—	2,965	—

Net cash used in investing activities	(1,487)	(6,581)	(1,182)	(142,408)

Cash flows from financing activities:
Issuance of common stock	880	1,747	4,192	4,600
Excess tax benefit of stock option exercises	32	682	146	1,075
Borrowings under credit facility	—	—	115,000	75,000
Repayments under credit facility	—	(75,000)	(190,000)	(150,000)
Net repayments under other short-term credit facilities	—	(7,983)	—	(9,910)
Reissuance of treasury stock	—	—	462	399
Purchase of treasury stock	(243)	(202)	(1,233)	(22,042)

Net cash provided by (used in) financing activities	669	(80,756)	(71,433)	(100,878)

Effect of exchange rate changes on cash and cash equivalents	(359)	(521)	(655)	(1,927)

Net increase (decrease) in cash and cash equivalents	57,625	(27,503)	23,430	(154,577)
Cash and cash equivalents, beginning of period	40,488	102,186	74,683	229,260

Cash and cash equivalents, end of period	$98,113	$74,683	$98,113	$74,683

Reconciliation Between Total Revenue and Organic Revenue (Unaudited)

(in thousands)

Organic revenue, as presented, is computed by comparing our reported revenue for the current period to revenue for the same period in the prior year adjusted to include revenue of acquired businesses for the pre-acquisition period of the prior year. In arriving at prior-year revenue, we include the revenue of acquired companies and remove the revenue of divested companies for the prior-year periods comparable to the current-year periods for which the companies are included in our reported revenue. The resulting growth rate is intended to represent our organic, or non-acquisitive, growth year-over-year, including comparable period growth or decline attributable to acquired companies. We believe that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of our business, including the post-acquisition activity of acquired companies. This non-GAAP financial measure is not used for any other purpose and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	Three Months Ended
	30-Jun-10	30-Jun-09	% Increase
Revenue, as reported	$424,607	$401,950	5.6%

Plus: Revenue of acquired companies for the comparable prior year period		3,400

Organic Revenue	$424,607	$405,350	4.8%

	Year Ended
	30-Jun-10	30-Jun-09	% Increase

Revenue, as reported	$1,666,629	$1,540,556	8.2%

Plus: Revenue of acquired companies for the comparable prior year period		10,413
Less: Revenue of divested companies for the comparable prior year period		(11,940)

Organic Revenue	$1,666,629	$1,539,029	8.3%

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(in thousands, except share and per share amounts)

The financial measures shown below, including operating income, as adjusted, net income, as adjusted and diluted earnings per share, as adjusted, are non-GAAP financial measures. We believe these non-GAAP measures provide investors with useful supplemental information regarding underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These measures are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission (SEC). As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. Reconciliations to the most directly comparable GAAP financial measures are included in the table below.

	Adjusted for Impairment & Unusual Items
	Quarter Ended 30-Sep-09	Quarter Ended 31-Dec-09	Quarter Ended 31-Mar-10	Quarter Ended 30-Jun-10	Year Ended 30-Jun-10
Operating income (loss), as reported	$29,987	$28,116	$(30,875)	$33,865	$61,093
Add: Impairment of goodwill and long-lived assets	—	—	61,315	—	61,315
Less: Settlement of claims against Era sellers	—	—	(3,361)	—	(3,361)
Add: Sale of Constella Futures Holding, LLC	—	1,889	—	—	1,889
Add: Facility exit charge	—	1,893	—	439	2,332

Non-GAAP operating income, as adjusted	$29,987	$31,898	$27,079	$34,304	$123,268

Net income (loss), as reported	$18,050	$19,188	$(39,711)	$20,888	18,415
Add: Impairment of goodwill and long-lived assets	—	—	61,315	—	61,315
Less: Settlement of claims against Era sellers	—	—	(3,361)	—	(3,361)
Add: Sale of Constella Futures Holding, LLC	—	1,889	—	—	1,889
Add: Facility exit charge	—	1,893	—	439	2,332
Less: Income tax effect of the items above	—	(1,471)	(523)	(171)	(2,165)
Less: Prior-year income tax benefits	—	(1,560)	(1,109)	—	(2,669)

Non-GAAP net income, as adjusted	$18,050	$19,939	$16,611	$21,156	$75,756
Less: allocation of earnings to unvested restricted shares	(208)	(243)	(197)	(240)	(888)

Non-GAAP net income for the computation of earnings per share	$17,842	$19,696	$16,414	$20,916	$74,868

Diluted weighted-average shares outstanding, as reported	57,102	57,171	56,766	57,498	57,259
Add: Dilutive effect of stock equivalents	—	—	481	—	—

Non-GAAP diluted weighted-average shares outstanding	57,102	57,171	57,247	57,498	57,259

Diluted earnings (loss) per share, as reported	$0.31	$0.33	$(0.70)	$0.36	$0.32

Non-GAAP diluted earnings per share, as adjusted	$0.31	$0.34	$0.29	$0.36	$1.31